UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 800 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Lease Amendment

On August 21, 2014, Boingo Wireless, Inc. (“Boingo”) entered into a second amendment (the “Amendment”) to that certain Lease dated February 3, 2012, as amended to date, by and between Boingo and CA-10960 Wilshire Limited Partnership (as so amended, the “Lease”), pursuant to which Boingo leases its headquarters building located at 10960 Wilshire Blvd., Los Angeles, California.

The Amendment is effective as of August 19, 2014, and its primary effect is to substitute and expand the amount of space leased, and to extend the term of the Lease until April 30, 2026 at a monthly base rent of approximately $223,000 beginning in July 2015 (subject to ten months of base rent abatement), with rent escalating each year up to a maximum of approximately $300,000 per month, beginning in July 2025. The Amendment also addresses terms relating to parking, signage, improvements to the premises, repairs and maintenance, and ancillary facilities.

Boingo will file the Amendment as an Exhibit to its Form 10-Q for the quarter ending September 30, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

Date: August 27, 2014	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer

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